Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701

September 29, 2023

Nuwellis, Inc.

12988 Valley View Road

Eden Prairie, Minnesota 55344

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nuwellis, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-274610) dated September 20, 2023 (as the same may be amended from time to time, the “Registration Statement”), relating to the registration by the Company of the offer and sale of up to (i) 400,000 units (“Units”), consisting of (A) 400,000 shares (the “Shares”) of the Company’s Series J Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series J Convertible Preferred Stock”) and (B) 400,000 warrants (the “Warrants”) to purchase 200,000 shares of Series J Convertible Preferred Stock (the “Warrant Shares”), (ii) 9,803,922 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Shares and the Warrant Shares (the “Conversion Shares”), and (iii) Warrant Shares issuable upon exercise of the Warrants. The Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) to be entered into by and among the Company and Equiniti Trust Company, LLC (the “Warrant Agent”), the form of which Warrant Agency Agreement has been filed as Exhibit 10.68 to the Registration Statement.

The Company is also registering under the Registration Statement the issuance of up to an additional 967,821 shares of Series J Convertible Preferred Stock (“PIK Dividend Shares”) that are issuable as paid in-kind dividends (“PIK dividends”) and the 15,814,071 shares of Common Stock issuable upon conversion of the PIK Dividend Shares (the “PIK Conversion Shares”). The Units, including the Shares and Warrants comprising such Units, are to be sold by the Company as described in the Registration Statement and/or pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) to be entered into by and between the Company, and the purchasers signatory thereto, the form of which has been, or will be, filed as Exhibit 10.69 to the Registration Statement. Pursuant to the Certificate of Designation, the form of which has been, or will be, filed as Exhibit 3.13 to the Registration Statement (the “Certificate of Designation”), establishing the powers, designations, preferences and rights of the Series J Convertible Preferred Stock to be filed in connection with the offering contemplated by the Registration Statement and the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the shares of the Series J Convertible Preferred Stock will be convertible into shares of Common Stock. We have assumed that the sale of the Units, including the Shares of Series J Convertible Preferred Stock and Warrants comprising such Units, as described in the Registration Statement by the Company, the exercise price of the Warrants and the conversion of the Shares of Series J Convertible Preferred Stock included in the Units or issuable upon exercise of the Warrants included in the Units into Common Stock, and the issuance and sale of the PIK Dividend Shares as PIK dividends and the conversion of the PIK Dividend Shares into Common Stock, will be at prices established by the Board of Directors of the Company or a duly-formed Pricing Committee thereof no less than the minimum prices authorized by the Board of Directors as of the date hereof in accordance with the Delaware General Corporation Law. We have also assumed that, at the time of payment of the PIK dividends in kind by issuing PIK Dividend Shares or exercise of the Warrants underlying the Units or conversion of the Shares of Series J Convertible Preferred Stock or the PIK Dividend Shares, (i) the underlying shares of Series J Convertible Preferred Stock or Common Stock, as applicable, will be properly delivered to the persons receiving such PIK Dividend Shares, exercising such Warrants or converting such Series J Convertible Preferred Stock, and (ii) the consideration for the issuance and sale of the Series J Convertible Preferred Stock or shares of Common Stock, as applicable, in connection with such issuance of PIK Dividend Shares, exercise of Warrants or conversion plus any purchase price for the applicable Warrant or share of Series J Convertible Preferred Stock is not less than the par value of the Series J Convertible Preferred Stock or Common Stock, as applicable. With respect to the shares of Series J Convertible Preferred Stock or Common Stock, as applicable, issuable upon payment of the PIK dividends in kind by issuing PIK Dividend Shares or exercise of the Warrants underlying the Units or conversion of the Shares of Series J Convertible Preferred Stock included in the Units, issuable upon exercise of the Warrants or issuable as PIK dividends in kind, we express no opinion to the extent that, notwithstanding the Company's reservation of shares of Series J Convertible Preferred Stock or Common Stock, as applicable, future issuances of securities of the Company, including (i) the shares of Series J Convertible Preferred Stock issuable upon payment of the PIK dividends in kind by issuing PIK Dividend Shares or exercise of the Warrants included in the Units or (ii) the shares of Common Stock issuable upon conversion of shares of Series J Convertible Preferred Stock included in the Units, issuable upon exercise of the Warrants included in the Units or issuable in PIK dividends as PIK Dividend Shares, may (a) cause the shares of Series J Convertible Preferred Stock included in the Units, issuable upon exercise of Warrants or issuable in PIK dividends as PIK Dividend Shares to be convertible into, more shares of Common Stock than the number that then remain authorized but unissued and available for issuance or (b) cause the shares of Series J Convertible Preferred Stock issuable as PIK Dividend Shares or exercise of Warrants included in the Units to exceed the number of shares of Series J Convertible Preferred Stock that then remain authorized but unissued and available for issuance.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700 Fax: (269) 337-7701

September 29, 2023

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company, including, but not limited to, the Certificate of Incorporation, including the Certificate of Designation, the Warrants, the Securities Purchase Agreement and the Warrant Agency Agreement. In addition, in rendering this opinion, we have assumed that the Units (including the Shares of Series J Convertible Preferred Stock and Warrants included in the Units), the shares of Series J Convertible Preferred Stock underlying the Warrants, the shares of Common Stock issuable upon conversion of any of the foregoing shares of Series J Convertible Preferred Stock, the PIK Dividend Shares and the PIK Conversion Shares, will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all supplements and amendments thereto, the Securities Purchase Agreement and the Warrant Agency Agreement. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Our opinions are limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to New York law applicable to contracts and the Delaware General Corporate Law. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

With regard to our opinions concerning the Units and Warrants, constituting valid and binding obligations of the Company:

1.           Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transaction, fraudulent conveyance, debtor and creditor, and other laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2.           Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

3.           We express no opinion as to any provision of the Series J Convertible Preferred Stock or Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700 Fax: (269) 337-7701

September 29, 2023

4.           We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

Based on the foregoing, we are of the opinion that:

1.           The Units covered by the Registration Statement, when the Certificate of Designation has been properly filed with the Delaware Secretary of State and when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Securities Purchase Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will constitute binding obligations of the Company.

2.           When the Certificate of Designation has been properly filed with the Delaware Secretary of State and the Shares of Series J Convertible Preferred Stock covered by the Registration Statement have been offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Securities Purchase Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Shares of Series J Convertible Preferred Stock covered by the Registration Statement will be validly issued, fully paid and non-assessable.

3.           When the Certificate of Designation has been properly filed with the Delaware Secretary of State and the Warrants covered by the Registration Statement and included in the Units have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Securities Purchase Agreement, the terms of the Warrants and the Warrant Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants issued as part of the Units will constitute binding obligations of the Company.

4.           The shares of Common Stock covered by the Registration Statement and issuable upon conversion of the shares of Series J Convertible Preferred Stock included in the Units or issuable upon exercise of the Warrants included in the Units, when the Certificate of Designation has been properly filed with the Delaware Secretary of State and when they and such shares of Series J Convertible Preferred Stock and Warrants are offered, sold, issued and delivered by the Company and such shares of Series J Convertible Preferred Stock are validly converted as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Securities Purchase Agreement, the Warrants, the Warrant Agency Agreement and the Company’s Certificate of Incorporation, including the Certificate of Designation (including, without limitation, the payment in full of all applicable consideration therefor, including the purchase price for such shares of Series J Convertible Preferred Stock, and the issuance and delivery to the persons converting such shares of Series J Convertible Preferred Stock of the underlying shares of Common Stock), against payment therefor, will be validly issued, fully paid and non-assessable.

5.           The shares of Series J Convertible Preferred Stock covered by the Registration Statement and issuable upon exercise of the Warrants included in the Units, when the Certificate of Designation has been properly filed with the Delaware Secretary of State and when they and such Warrants are offered, sold, issued and delivered by the Company and such Warrants are validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Securities Purchase Agreement, the Warrant Agency Agreement and such Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the purchase price for such Warrant and the exercise price of such Warrant, and the issuance and delivery to the persons exercising such Warrants of the underlying shares of Series J Convertible Preferred Stock), against payment therefor, will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700 Fax: (269) 337-7701

September 29, 2023

6.           The PIK Dividend Shares of Series J Convertible Preferred Stock covered by the Registration Statement and issuable as PIK dividends, when the Certificate of Designation has been properly filed with the Delaware Secretary of State and when such PIK Dividend Shares are offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Securities Purchase Agreement and the Company’s Certificate of Incorporation, including the Certificate of Designation (including, without limitation, in exchange for the payment in full of the applicable PIK dividends), will be validly issued, fully paid and non-assessable.

7.           The PIK Conversion Shares covered by the Registration Statement and issuable upon conversion of the PIK Dividend Shares , when the Certificate of Designation has been properly filed with the Delaware Secretary of State, they and such PIK Dividend Shares are offered, sold, issued and delivered by the Company and such PIK Dividend Shares are validly converted as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Securities Purchase Agreement and the Company’s Certificate of Incorporation, including the Certificate of Designation, (including, without limitation, the payment in full of all applicable consideration therefor, including the deemed purchase price for such shares of Series J Convertible Preferred Stock, and the issuance and delivery to the persons converting such PIK Dividend Shares of the underlying shares of Common Stock), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Honigman LLP
Honigman LLP

PDT/JMH/EAAL/HHS/RZK/GSWA

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402